Exhibit 10.7

OTONOMO TECHNOLOGIES LTD.

2016 SHARE AWARD PLAN

OTONOMO TECHNOLOGIES LTD.

2016 SHARE AWARD PLAN

1.	Purposes of the Plan.

The purpose of this 2016 Share Award Plan (the “Plan”) is to advance the interests of OTONOMO TECHNOLOGIES LTD. (the “Company”) and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, officers, directors, advisors and consultants and promoting a close identity of interests between those individuals and the Company and/or its Affiliate.

2.	Definitions.

As used herein, the following definitions shall apply:

2.1.	“Administrator” means the Board or any of its Committees as shall be administrating the Plan, in accordance with Section 3 hereof.

2.2.

“Affiliate” means any entity controlling, controlled by or under common control with the Company. For the purpose of this definition of Affiliate, control shall mean the ability, to direct the activities of the relevant entity and/or shall include the holding of more than 50% of the capital or the voting of such entity and any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3.

“Applicable Law” means including but not limited to the requirements under Israeli tax laws, Israeli social security laws, Israel security laws, Israel companies laws, any stock exchange or quotation system on which the shares are listed or quoted and the applicable law of any country or jurisdiction where Awards are granted under the Plan.

2.4.

“Award” means a grant of Option and/or Share under the Plan or any Sub Plan, including, restricted shares and/or restricted share units and/or stock appreciation rights and/or performance units, performance shares and other stock or cash awards as the Administrator may determine.

2.5.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.6.	“Board” means the Board of Directors of the Company.

2.7.	“Committee” means a compensation committee, if any, of the Board, designated from time to time by the resolution of the Board, which shall consist of members of the Board.

2.8.	“Consultant” means any person or entity who is engaged by the Company or any Affiliate to render consulting or advisory services to such entity.

2.9.	“Controlling Shareholder” for purposes of Section 102 shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.10.	“Director” means a member of the Board.

2.11.

“Employee” means any person who is employed by the Company or its Affiliates, including an individual who is serving as a director or “Nosei Misra”, as such term is defined in the Israeli Companies Law, 5759-1999 (the “Companies Law”), but excluding Controlling Shareholder as defined in section 32(9) of the Ordinance.

2.12.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator. Without derogating from the above and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3), if at the date of grant the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the date of grant under Section 102 Capital Gain Track, the fair market value of the Share at the date of grant shall be determined in accordance with the average value of the Company’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

2.13.	“ITA” means the Israeli Tax Authority

2.14.	“Option” means an option to purchase Share pursuant to the Plan or any Sub Plan.

2.15.	“Ordinance” means the Israeli Income Tax Ordinance [New Version], 5721-1961 and any regulation, rules, orders or other procedures promulgated thereunder as now in effect or as hereafter amended.

2.16.	“Participant” means the holder of an Award granted under the Plan or any Sub Plan.

2.17.	“Section 102” means Section 102 of the Ordinance.

2.18.	“Section 3(i)” means Section 3(i) of the Ordinance.

2.19.	“Section 102 Capital Gain Track” means grant of Award with a Trustee under the capital gain track as defined in Section 102(b)(2) of the Ordinance.

2.20.	“Section 102 Employment Income Track” means grant of Award with a Trustee under the employment income track as defined in Section 102(b)(1) of the Ordinance.

2.21.	“Section 102 Non Trustee Track” means grant of Award without a trustee as defined in Section 102(c) of the Ordinance.

2.22.	“Share” means Ordinary Share of the Company.

2.23.	“Sub Plan” means any sub plan subject to the terms of the Plan.

3.	Administration of the Plan.

3.1.	Procedure.

3.1.1.	The Plan shall be administered by the Administrator.

3.1.2.	In administering the Plan, the Administrator (subject to the provisions under the Companies Law) shall comply with all Applicable Laws.

3.2.	Powers of the Administrator. Subject to the provisions of the Plan, Applicable Law and the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

3.2.1.	to grant Award under the Plan;

3.2.2.	to construe and interpret the terms of the Plan and any Award granted pursuant to the Plan;

3.2.3.	to determine the number of Shares to be covered by each such Award granted hereunder;

3.2.4.	to determine the exercise price of the Shares covered by each Option;

3.2.5.	to determine the Participant to whom, and the time or times at which Award shall be granted;

3.2.6.	to prescribe forms of agreement for use under the Plan;

3.2.7.	to determine the terms and conditions of any Award granted hereunder;

3.2.8.	to determine the Fair Market Value of the Shares;

3.2.9.	to prescribe, amend and rescind rules and regulations relating to the Plan;

3.2.10.	subject to Applicable Law, to make an Election (as defined below);

3.2.11.	to appoint a Trustee (as defined below);

3.2.12.	to amend the Plan and/or the terms and conditions under which Award has been granted under the Plan;

3.2.13.	to accelerate the vesting periods of Award Agreement;

3.2.14.	to take all other actions and make all other determinations necessary for the administration of the Plan.

3.3.

Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants. No member of the Administrator shall be liable for any action or determination with respect to the Plan or any Award granted thereunder.

3.4.

Grants to Administrator Members. A member of the Administrator shall be eligible to receive Award under the Plan while serving on the Administrator, in accordance with the provisions of any Applicable Law.

3.5.	Certain Award Grants. All grants of Award to Participants pursuant to this Plan shall be authorized and implemented in accordance with the provisions of the Companies Law and the Ordinance.

4.	Eligibility.

4.1.	Subject to the provisions of the Plan, the Administrator may at any time, and from time to time, grant Award to Participants under the Plan.

4.2.

Award granted under this Plan to Employees shall be granted pursuant to the provisions of Section 102 Capital Gain Track, Section 102 Employment Income Track and/or Section 102 Non Trustee Track (together: “Section 102 Tracks”). All Section 102 Tracks shall be subject to the provisions of Section 102 and the Ordinance and any pre-ruling related thereto including the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 5763-2003 (the “Rules”). The Administrator shall make an election with respect to either Section 102 Capital Gain Track or Section 102 Employment Income Track in accordance with the provisions of Section 102(g) of the Ordinance (the: “Election”).

4.3.

For avoidance of doubt, the grant of Award under Section 102 Capital Gain Track and Section 102 Employment Income Track, is subject to approval and filing the Company’s Election with the ITA at least thirty (30) days prior to the date of first grant of Awards, all in accordance with Section 102 and the regulations promulgated thereunder.

4.4.	Award under Section 102 Capital Gain Track and Section 102 Employment Income Track shall be held in trust pursuant to section 5 of the Plan.

4.5.

Award granted under this Plan to Consultant and/or to Controlling Shareholders shall be granted pursuant to the provisions of Section 3(i). Administrator may determine, in its sole discretion, that any such Awards shall be held in trust pursuant to the provisions of the Plan.

4.6.	Award pursuant to Section 102 of the Ordinance shall be granted only to Employees of the Company who are not Controlling Shareholders of the Company.

4.7.

For the avoidance of any doubt, the designation of Section 102 Capital Gain Track, Section 102 Employment Income Track and Section 102 Non Trustee Track shall be subject to the terms and conditions of Section 102.

4.8.

The receipt of an Award under the Plan shall not confer upon any Participant any right with respect to continuing the Participant’s relationship with the Company or an Affiliate as an Employee, Consultant or service provider nor shall it interfere in any way with his or her right or the Company’s right, or the right of the Company’s Affiliate, to terminate such relationship at any time, with or without Cause, as defined herein.

4.9.

Section 102 Non Trustee Track. With respect to the grant of Section 102 Non Trustee Track, the Participant will be obligated to provide the Company with any form of collateral or guarantee, which shall satisfy the demands of the Committee in its sole discretion, in order to secure payment by the Participant of any applicable income tax and/or social charges due in the event that the Participant is no longer employed by the Company when the Shares are sold and the related taxes become due and payable. The grant of Section 102 Non Trustee Track to Participant shall be made in accordance with the provisions of Section 102(c).

5.	Appointment of a Trustee.

5.1.

In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track, the Administrator shall elect and appoint a trustee, within the meaning of Section 102(a) (the “Trustee”). Upon such an appointment, a trust agreement, which complies with Applicable Law, will be signed between the Trustee and the Company.

5.2.

In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track, all Awards granted (and Shares issued upon exercising of Options) shall be held by the Trustee and registered in the Trustee’s name for the benefit of Employee. Awards or any Shares allocated or issued upon exercise of Options and/or other shares and/or rights received subsequently following any realization of rights, including without limitation bonus shares and dividends, shall be registered and held by the Trustee for the benefit of the Employee at least until the end of the applicable restricted period as defined in Section 102 (the “Restricted Period”).

5.3.

In the event the requirements under Section 102 Capital Gain Track or Section 102 Employment Income Track are not met, then such Award shall be treated in accordance with the provisions of Section 102 and will result in adverse tax consequences pursuant to Section 102.

5.4.

Notwithstanding anything to the contrary, the Trustee shall not release any Award (Shares and/or Options or Shares allocated or issued upon exercise of Options including any dividends and/or bonus shares), granted under Section 102 Capital Gain Track and Section 102 Employment Income Track prior to the full payment of the Participant’s tax liabilities arising from such Awards.

5.5.

As long as the applicable tax has not been paid, neither the Option nor the Shares subject to the Award, as the case may be, may be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may be subject of an attachment, power of attorney or transfer deed (other than a power of the purpose of participation in shareholders meetings or voting such Shares) (including by way of any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder allow otherwise.

5.6.

With respect to any Award granted under Section 102 Capital Gain Track and Section 102 Employment Income Track, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not be entitled to sell and/or release from trust any Shares or Options and/or Share received upon the exercise of an Option and/or any other asset received, including without limitation any dividends and/or bonus shares, until the lapse of the Restricted Period and/or in accordance with tax ruling obtained.

5.7.	The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times in good faith.

6.	Shares Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be received under the Plan shall be determined by the Administrator from time to time. Shares distributed pursuant to the Plan may consist of authorized but unissued Shares.

If an Award expires or becomes non-exercisable without having been exercised in full, the non-purchased Shares which were subject thereto shall become available for grant or sale under the Plan.

7.	Exercise Price and Method of Payment.

7.1.

The exercise price of an Award shall be determined by the Administrator on the date of grant in accordance with Applicable Law and subject to guidelines as shall be suggested by the Administrator from time to time.

7.2.

The consideration for the exercise of Option shall be payable in a form satisfactory to the Administrator, including without limitation, by cash or check. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine. In addition the Administrator in his full discretion and subject to Applicable Law and/or tax ruling issued by the ITA may adopt a cashless and/or net exercise method.

7.3.	The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

8.	Exercise of Option

8.1.

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

8.2.

An Option shall be deemed exercised when the Company receives: (i) a written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment of the exercise price for such Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Law, the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant, provided that Shares issued upon exercise of any Option which was granted under Section 102 Capital Gain Track or under Section 102 Employment Income Track shall be held, issued and registered in the name of the Trustee for the benefit of the Participant until the end of the Restricted Period.

8.3.

If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice of exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

8.4.

Subject to Applicable Law, an Option may not be exercised unless, at the time the Participant gives notice of exercise to the Company, the Participant includes with such notice also payment in cash or by bank check (or payment through sale of shares) of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Administrator of the payment of those withholding taxes.

8.5.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

9.	Term of Award.

The term of Award shall expire on such date or dates as the Administrator shall determine at the time of the grant; provided, however, that the term of an Award shall not exceed ten (10) years from the date of grant thereof and subject to section 11 of the Plan.

10.	Non-Transferability of Award.

(i)

Award and the rights and privileges thereof shall not be sold, pledged, assigned, hypothecated, transferred, mortgaged, seizure or given as collateral or disposed of in any manner (including by way of any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Awards) other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant, only by the Participant and subject to the provisions of Section 102 and/or any Applicable Law, and shall not be subject to sale under execution, attachment, levy or similar process.

(ii)

An Award will not be transferred, assigned, encumbered or otherwise disposed of, (including by way of any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or Options) without a written consent of the Administrator, (as applicable) other than vested Award (a) by gift to immediate family members or to a trust for the sole benefit of the Participant and his or her immediate family members, with a limit of 2 estate planning transfer per holder, or (b) by will or the laws of intestate succession, provided in all cases that the transferee agrees in writing to be bound by the same transfer restrictions and subject to the provisions of Section 102. These transfer restrictions will terminate when the Company’s shares is publicly traded on an established securities market or upon closing of a Merger/Sale and all subject to Section 102 (as applicable).

(iii)

The Administrator may permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws and in all cases conditioned on the transferee agreeing in writing to be bound by the same transfer restrictions. The Administrator may, in its sole discretion, impose such limitations on the transferability of Awards as the Administrator will determine.

11.	Termination.

11.1.

In the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by the Participant, (i) all Options granted to Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Award Agreement, be exercised within three (3) months after the date of such termination (or such different period as the Administrator shall prescribe) but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. On the date of termination, all unvested Options shall expire and the Shares covered by the unvested portion of the Option shall revert to the Plan. If vested Option upon termination is not so exercised within the time specified above, the Option shall expire, and the Shares covered by such Option shall revert to the Plan; and (ii) with respect to Awards other than Options, all Awards granted to Participant, which are unvested and/or the restrictions have not lapsed, at the time of such termination, shall terminate, expire and revert to the Plan.

11.2.

In the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by the Participant, by reason of death or total and permanent disability (if so determined by the Administrator, in its sole discretion), (i) all Options granted to Participant, which are vested and exercisable at the time of such termination may be exercised by the Participant, the Participant’s legal guardian, the Participant’s estate or a person who acquires the right to exercise the Option upon bequest or inheritance, as the case may be, within twelve (12) months after termination to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, on the date of termination, a portion of the shares covered by the Participant’s Option is not vested in full, the unvested Shares shall revert to the Plan. If vested Shares covered by the Option is not so exercised within the period specified above, the Option shall expire, and the Shares covered by such Option shall revert to the Plan; and (ii) with respect to Awards other than Options, all Awards granted to Participant, which are unvested and/or the restrictions have not lapsed at the time of such termination, shall terminate, expire and revert to the Plan.

11.3.

Notwithstanding Sections 11.1 and 11.2 of the Plan, in the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by the Participant for Cause (as defined hereunder), all outstanding Awards granted to such Participant (whether vested or not) shall, to the extent not exercised prior to such termination, terminate on the date of such termination, unless otherwise determined by the Administrator, and the Shares covered by such Award shall revert to the Plan.

11.4.

For purposes of this Section, termination for “Cause” shall mean any of the following: (i) Participant has committed a dishonorable criminal offense; (ii) Participant is in breach of Participant’s duties of trust or loyalty to Company and/or Affiliate; (iii) Participant deliberately causes harm to Company’s and/or Affiliate’s business affairs, and/or any action by the Participant which has a detrimental effect on the Company and/or its Affiliate’s reputation or business; (iv) Participant breaches the confidentiality and/or non-competition and/or non-solicitation and/or assignment of inventions provisions of any agreement between the Company and/or Affiliate and the Participant and/or the provisions relating to confidentiality of the terms and conditions of any agreement signed between the Company and/or Affiliate and the Participant; (v) Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company and/or its Affiliate of, and a reasonable opportunity to cure, such failure or inability; or (vi) circumstances that do not entitle Participant to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

11.5.

In the event that the Participant does not comply in full with any of non-compete, non solicitation, confidentiality or any other requirements of any agreement between the Company and/or Affiliate and the Participant (whether before or after termination of Participants employment or engagement, as applicable, by the Company and/or its Affiliate), the Administrator may, in its sole discretion, refuse to allow the exercise of the Options and all outstanding Options, shall be terminated, and the Shares covered by such Option shall revert to the Plan.

12.	Adjustments upon Changes in Capitalization.

In the event of a shares split, reverse shares split, shares dividend, recapitalization, combination or reclassification of the Shares, rights issuance or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (but not the conversion of any convertible securities of the Company), the Administrator in its sole discretion may make an appropriate adjustment in the number of Shares related to each outstanding Award, the number of Shares reserved for issuance under the Plan, as well as the exercise price per Share of each outstanding Option, provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the Administrator. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect an Award granted to a Participant, and no adjustment by reason thereof shall be made with respect to the number or price of Shares subject to an Award.

13.	Dissolution or Liquidation.

In the event of dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such transaction. The Administrator in its discretion will determine the period of time of which Option (which is vested and exercisable) may be exercised, which in no event is less than fifteen (15) days prior to such transaction. To the extent the Option has not been previously exercised, the Option will expire immediately prior to the consummation of such proposed action.

14.	Merger/Sale.

14.1.

In the event of a single transaction and/or a series of transactions in connection with any of the following events: (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (ii) a sale (including an exchange) of all or substantially all of the shares of the Company; (iii) a merger, acquisition, consolidation, amalgamation or like transaction of the Company with or into another corporation whereas the Company is not the surviving Company; (iv) a scheme of arrangement for the purpose of effecting such sale, merger, acquisition, consolidation or amalgamation; or (v) such other transaction that is determined by the Administrator to be a transaction having a similar effect (all such transactions being herein referred to as a “Merger/Sale”), then, without the Participant’s consent or action, the Administrator may in its sole discretion:

(i)

Arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company or affiliates) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Merger/Sale).

(ii)

In the event that the Awards are not assumed or substituted (in all or in part), then the Administrator may (but shall not be obligated to) determine any or any combination of the following, in lieu of such assumption or substitution of the Award and in its sole discretion:

(a)	provide the Participant with the right to exercise the vested Award within a certain period as determined by the Administrator; and/or

(b)	cancel all of the unvested Awards for no consideration; and/or

(c)

make a payment, in such form as may be determined by the Administrator in respect of each vested share underlying the Award equal to the excess, if any, of (A) the per share amount payable to holders of Ordinary Shares in connection with the Merger/Sale, over (B) the per share exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the payment to holders of Ordinary Shares in the Merger/Sale is equal to or less than the exercise price of the Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Merger/Sale may apply to such payment to the same extent and in the same manner as such provisions apply to holders of Ordinary Shares and/or provide for the cancellation of each outstanding Award at the closing of such Merger/Sale and payment (by cash and/or securities and/or by virtue of difference between the per share Merger/Sale consideration and the exercise price of the Option), to the Participant for any vested Option, as determined by the Administrator, all subject to such terms and conditions as determined by the Administrator; and/or

(d)

suspension of option exercises during a limited period of time preceding the Merger/Sale if the Administrator determined that it is administratively necessary to facilitate the closing of the Merger/Sale; and/or

(e)

cancel or arrange for the cancellation of the Award, to the extent unvested or not exercised prior to the closing of the Merger/Sale, in exchange for such consideration or no consideration, as the Administrator, in its sole discretion, may consider appropriate.

Any escrow, holdback, indemnification, earn-out or similar provisions in the Merger/Sale may apply to any assumed Award or payments in respect of Award to the same extent and in the same manner as such provisions apply to holders of stock in the Company.

(iii)

The Administrator shall have the right (but not the obligation) to accelerate the vesting of an Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, and all under such terms and conditions as the Administrator shall determine on a case-by-case basis.

14.2.

Notwithstanding the above, in the event of a Merger/Sale in which all or substantially all of the Shares of the Company are to be exchanged for securities of another company, each Participant shall be obliged to sell or exchange, as the case may be, any Shares issued to the Participant under the Plan, in accordance with the instructions issued by the Administrator, whose determination shall be final.

14.3.

Notwithstanding the foregoing, in the event of a Merger/Sale, the Administrator may determine, in its sole discretion, that upon or prior to the closing of such Merger/Sale, the terms of the Plan shall be amended and/or modified and/or the terms of any Award be otherwise amended, modified or terminated, as the Administrator shall deem to be appropriate, including but not limited to, that the Award shall confer the right to purchase or receive any other security or asset, or any combination thereof, or that its terms be otherwise amended, modified or terminated, as the Administrator shall deem to be appropriate.

14.4.

Neither the authorities and powers of the Administrator under this section nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan.

14.5.	For avoidance of doubt, it is hereby clarified that any tax consequences arising from the above described, shall be borne solely by the Participant.

14.6.

Notwithstanding the above said, the Administrator may, in its sole discretion, decide other terms regarding the treatment of the outstanding Awards, in case of Merger/Sale and/or in case of an initial public offering of the securities of the Company (“IPO”).

15.	Articles of Association; Shareholders Agreement; Lock-Up.

15.1.	Participant acknowledges the terms and provisions of the Article of Association of the Company, as shall be amended from time to time.

15.2.

Participant acknowledges and accepts the terms and provisions of any shareholders agreements as applicable to other shareholders holding Shares of the Company, and hereby agrees to be bound by their terms as if he or she was an original party thereof.

15.3.

Participant acknowledges that until the consummation of an IPO, Shares issued to the Participant upon an exercise of an Option, shall not be sold, pledged, assigned, hypothecated, transferred, mortgaged, seizure or given as collateral or disposed of in any manner (including by way of any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares) other than by will or by the laws of descent or distribution and shall not be subject to sale under execution, attachment, levy or similar process, unless determined otherwise by the Administrator, provided in all cases that the transferee agrees in writing to be bound by the same transfer restrictions.

15.4.

Participant acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Participant’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitation.

16.	Date of Grant.

Subject to Applicable Law, the date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Participant.

17.	Rights as a Shareholder; Voting and Dividends.

17.1.

Prior to exercise of an Option and with respect to restricted shares during the period of restrictions, a Participant shall have none of the rights of a shareholder of the Company. Upon exercise of an Option, a Participant shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

17.2.

Upon issuance of Shares as a result of exercise of Options, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Law. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other shareholder right for which the record date precedes the date of issuance of the Shares, unless otherwise determined by the Administrator.

17.3.

Until the consummation of an IPO, the Shares covered under an Award shall be voted by an irrevocable proxy (the “Proxy”), such Proxy to be assigned to the person or persons designated by the Administrator to vote the Shares for the benefit of the Participant. Such person or persons designated by the Administrator shall be indemnified and held harmless by the Company and/or its Affiliate and the Participant against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company and/or its Affiliate) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such person’s own fraud or bad faith, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification such person(s) may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

18.	Tax Consequences.

18.1.

Any tax consequences arising from the grant of any Award and/or vesting of Award and/or exercise of any Option and/or from sale of Shares and/or any disposition of Shares or Award and/or from any other event or act (whether of the Participant or of the Company or its Affiliates or of the Trustee) hereunder, shall be borne solely by the Participant.

18.2.

The Company and/or the Trustee shall have the right to withhold taxes according to the requirements under Applicable Laws, rules, and regulations, including withholding taxes at source and under Section 102 or Section 3(i).

18.3.

Furthermore, a Participant shall indemnify the Company and/or Affiliate and/or the Company’s shareholders and/or directors and/or officers, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold tax.

18.4.

Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Participant until all tax consequences (if any) arising from the exercise of such Options and/or sale of Shares and/or Award are resolved in a manner reasonably acceptable to the Company.

18.5.

With respect to Awards granted under Section 102 Capital Gain Track and Section 102 Employment Income Track, the Trustee and/or the Company will withhold any tax due to the ITA according to applicable trust agreement, the Plan and any Applicable Law.

18.6.	Without derogating the above, the Participant’s Award shall be subject to any tax ruling and/or other arrangements between the Company and tax authorities.

19.	No Rights to Employment.

Nothing in the Plan or in any Award granted or agreement entered into force pursuant hereto shall confer upon any Participant the right to continue an employment relationship, or to continue in a consultant, director, officer or service provider relationship with the Company or Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or Affiliate to terminate such Participant’s relationship.

20.	Term, Termination and Amendment of the Plan.

20.1.	The Plan shall become effective upon its adoption by the Administrator and shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.

20.2.	The Administrator may at any time amend, alter, suspend or terminate the Plan or the term and conditions of Award granted under the Plan.

20.3.	Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares.

21.1.

Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21.2.

Investment Representations. As a condition to the exercise of an Option, or the grant of an Award, the Administrator may require the Participant to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.3.	Other Compliance. At the time of issuance, the Participant is not in default under any agreement between the Company and any of its Affiliates and Participant.

22.	Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall release the Company from any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.	Reservation of Shares.

The Company, during the term of this Plan, shall at all time reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.	Multiple Agreements.

The terms of each Award may differ from other Awards granted under the Plan at the same time. The Administrator may also grant more than one Award to a given Participant during the term of the Plan in addition to one or more Awards previously granted to that Participant.

25.	Governing Law.

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

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OTONOMO TECHNOLOGIES LTD.

(the: “Company”)

2016 U.S. SUB PLAN

(For U.S. Optionees Only)

1.	Special Provisions for U.S. Optionees

This 2016 U.S. Sub Plan (the “U.S. Sub Plan”) to the Company’s 2016 Share Award Plan (the “Plan”) shall apply only to Optionees who are residents of the United States as of the date of the grant of Options (“U.S. Optionees”). This U.S. Sub Plan shall be deemed to be part of the Plan and all of the provisions of the Plan shall apply to this U.S. Sub Plan, and where any terms of this U.S. Sub Plan are in conflict with the Plan, the terms of the Plan shall prevail.

Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this U.S. Sub Plan. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Options granted to U.S. Optionee.

This U.S. Sub Plan applies to the grants of any Options of the Company under the Plan. The purpose of this U.S. Sub Plan is to establish certain rules and limitations applicable to Options that may be granted or issued under the Plan from time to time, in compliance with the United States federal income taxation Applicable Laws currently in force in the United States. Except as otherwise provided by this U.S. Sub Plan, all grants made pursuant to this U.S. Sub Plan shall be governed by the terms of the Plan.

2.	Coordination with the Plan

The Plan is hereby incorporated by reference and shall be deemed as integral part of this U.S. Sub Plan. All the terms and conditions of the Plan shall apply to the grant of Options and to Shares issued upon an exercise of Options. Notwithstanding the provisions of the Plan, the provisions of this U.S. Sub Plan shall govern grants of Options to employees and other service providers that are United States residents, and the provisions of this U.S. Sub Plan shall supersede and govern in the case of any inconsistency between the provisions of this U.S. Sub Plan and the provisions of the Plan, provided, however, that this U.S. Sub Plan shall not be construed to grant any rights to any Optionee not consistent with the terms of the Plan, unless specifically provided herein.

3.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this U.S. Sub Plan:

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incentive Share Option” means any Opiton granted to a U.S. Optionee intended to be, and designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an inter dealer quotation system if such securities exchange or inter dealer quotation system has been certified.

“Non-Qualified Share Option” means any Option granted to a U.S. Optionee that is not an Incentive Share Option.

“Securities Act” means the Securities Act of 1933, as amended.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

4.	Eligibility

The Board (or to the extent permitted under Applicable Law, the Committee) may at any time and from time to time grant Options to U.S. Optionees under this Sub-Plan; provided, however, that Incentive Share Option may be granted only to employees of the Company and/or its Affiliates in accordance with the Code.

5.	Shares Subject to the Plan.

Subject to the provisions of the Plan relating to adjustments upon changes in capitalization, the Company shall reserve Shares out of its authorized but un-issued share capital for purposes of issuance under the Plan and this U.S. Sub Plan.

The maximum number of Shares issuable through Incentive Share Options under this U.S. Sub Plan shall 2,159,976, two million one hundred fifty nine thousand nine hundred seventy six options. During the terms of the Options, the Company shall keep available at all times the number of Shares required to satisfy such Options.

6.	U.S. Option Provisions

(a) Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and set forth in the Option Grant. All Options shall be separately designated as Incentive Share Options or Non-Qualified Share Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option.

(b) Any Option granted under this U.S. Sub Plan will be in such form as the Board may at the time of such grant approve. With respect to grants of Incentive Share Options, pursuant to Section 422(b)(1) of the Code, the U.S. Sub Plan shall also be subject to approval of the shareholders of the Company within one year as of the adoption of the U.S. Sub Plan by the Board. Failure to obtain approval by the shareholders of the Company shall not in any way derogate from the valid and binding effect of any grant of an Option to U.S. Optionee, which is not an Incentive Share Option.

(c) No Option shall be treated as an Incentive Share Option unless this U.S. Sub Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-Qualified Share Option unless and until such approval is obtained.

(d) The Option Grant evidencing any Option(s) will incorporate, among others, the following terms and conditions and will contain such additional terms and conditions, as the Board deems appropriate in its sole and absolute discretion.

(e) Option Exercise Price. (i) The exercise price per Option will be determined by the Board and pursuant to the provisions of the Plan and subject to the Code. (ii) the Option exercise price per Share with respect to Incentive Share Option shall be not less than the Fair Market Value of the Share on the date of grant (ii) a Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the shares on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(f) Incentive Share Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Share Options.

(g) Service Provider. (i) Prior to the Listing Date, a Service Provider shall not be eligible for the grant of an Option if, at the time of grant, either the offer or the sale of the Company’s securities to such Service Provider is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Service Provider is providing to the Company and/or its Affiliate, or because the Service Provider is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not to comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions. (ii) From and after the Listing Date, a Service Provider shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Service Provider because of the nature of the services that the Service Provider is providing to the Company and/or its Affiliate, or because the Service Provider is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

7. Tax Consequences. Without derogatong from the provisions of the Plan, the following provisions will apply:

(a) Any tax consequences arising from the grant vesting or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates and/or the U.S. Optionee), hereunder, shall be borne solely by the U.S. Optionee. The Company and/or its Affiliates shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the U.S. Optionee shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the U.S. Optionee.

(b) The Company shall not be required to release any share certificate to the U.S. Optionee until all required payments have been fully made.

8.	Amendments and Termination

(c) The Board shall have the authority to amend this U.S. Sub Plan in accordance with Section 20 of the Plan.

(d) The Board may amend, alter or discontinue this Sub-Plan at any time, provided that no amendment, alteration or discontinuation will be made without the approval of such amendment by the Company’s shareholders and in a manner consistent with the requirements of Section 422 of the Code.

9.	General Provisions

(a) The Board may require each U.S. Optionee to represent to, and agree with the Company in writing that, the U.S. Optionee is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act, the Exchange Act, the Code, all rules and regulations promulgated thereunder and all other Applicable Laws.

(c) All certificates for Shares or other securities delivered under this U.S. Sub Plan will be subject to such transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the shares are then listed and any Applicable Laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) No later than the date as of which an amount first becomes includible in the gross income of the U.S. Optionee for United States federal income tax purposes with respect to any Option, the U.S. Optionee will pay to the Company and/or its Affiliate, or make arrangements satisfactory to the Board regarding the payment of taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan and this U.S. Sub Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the U.S. Optionee. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Option may be settled in Shares of Company, including the Shares that are subject to that Option.

10.	Invalid Provisions

In the event that any provision of this Sub-Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

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